SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GREAT IDEA CORP.**, did on November 4, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 4, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20111104-2347
You may verify this certificate
online at http://www.nvsos.gov/

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110794071-12 Filing Date and Time 11/04/2011 4:38 PM Entity Number E0603022011-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GREAT IDEA CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CORPORATE CAPITAL FORMATION, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75000000 Par value per share: $ 0.001 Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	CORPORATE CAPITAL FORMATION, INC.	2724 OTTER CREEK CT 101	LAS VEGAS	NV	89117-1732
2)	NISHON PETROSSIAN	2724 OTTER CREEK CT 101	LAS VEGAS	NV	89117

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: CORPORATE CA-SEE ATTACHED
Incorporator Signature: X CORPORATE CAPITAL FORMATION
Address: 2724 OTTER CREEK CT 101 City: LAS VEGAS State: NV Zip Code: 89117-1732

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORPORATE CAPITAL FORMATION, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 11/4/2011

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
GREAT IDEA CORP.

* * * *

I, the undersigned, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business within the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts stated are true:

ARTICLE I
NAME

The name of the corporation is;
Great Idea Corp.

ARTICLE II
PURPOSE

The company is organized to engage in or transact any and all lawful activities or business permitted under the laws of the United States, the State of Nevada or any other state, county, territory or Nation.

ARTICLE III
DURATION

The duration of this corporation shall be perpetual, unless sooner dissolved in accordance with applicable statutes.

ARTICLE IV
REGISTERED AGENT AND REGISTERED OFFICE

Section 3.01 Resident Agent. The name and address of the registered agent for service of process is: Corporate Capital Formation, Inc., 2724 Otter Creek Ct., 101, Las Vegas, Nevada 89117-1732

Section 3.02 Registered Office. The address of its registered office is: 2724 Otter Creek Ct., 101, Las Vegas, Nevada 89117-1732

Section 3.03 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of the directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE V
SHARES OF STOCK

The amount of the capital stock of the corporation is seventy-five million (75,000,000) Common Shares with a par value of one mil ($0.001) per share.

The authorized Common Stock may be issued from time to time without action by the stockholders.

The Board of Directors may issue such shares of Common Stock in one or more series, at such price and in such numbers of each series with such voting powers, designations, preferences, and rights or qualifications or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

ARTICLE VI
DIRECTORS

Section 5.01 Governing Board. The members of the governing board of the corporation shall be styled as directors.

Section 5.02 Initial Board of Directors. The initial Board of Directors shall consist of two members, whose names and address' follows:

Nishon Petrossian
2724 Otter Creek Ct 101
Las Vegas, NV 89117-1732

This individual shall serve as director until his/her successor(s) shall have been elected and qualified.

Section 5.03 Change in Number of Directors. The number of specific or total directors may be increased or decreased by a duly adopted amendment to the By-laws of the corporation.

ARTICLE VII
INCORPORATOR

The name and address of the incorporator is: Roger Coleman, 2724 Otter Creek Ct., 101, Las Vegas, Nevada 89117-1732

ARTICLE VIII
DIRECTORS' AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is a legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement), reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of

competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and , without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law agreement, vote of stockholder, provision of law or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as a representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

This corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-laws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said By-laws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) Subject to the By-laws, if any, adopted by the stockholders, to make, alter or repeal the By-laws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon real or personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve for any purpose and to abolish any such reserve; and

(5) by resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of November, 2011.

Roger Coleman, Incorporator